Exhibit 99.1
NEWS RELEASE

August 13, 2025	Contact: Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE	(301) 429-4638
Silver Spring, MD
URBAN ONE, INC. REPORTS SECOND QUARTER 2025 RESULTS
Silver Spring, MD: - Urban One, Inc. (NASDAQ: UONEK and UONE) today reported its results for the three months ended June 30, 2025. For the three months ended June 30, 2025, net revenue was approximately $91.6 million, a decrease of 22.2% from the same period in 2024. The Company reported operating loss of approximately $120.7 million for the three months ended June 30, 2025, compared to operating loss of approximately $60.4 million for the three months ended June 30, 2024. Broadcast and digital operating income1 was approximately $25.7 million for the three months ended June 30, 2025, a decrease of 25.0% from the same period in 2024. Net loss was approximately $77.9 million or $(1.74) per share (basic) for the three months ended June 30, 2025 compared to net loss of $45.4 million or $(0.94) per share (basic) for the same period in 2024. Adjusted EBITDA2 was approximately $14.0 million for the three months ended June 30, 2025, compared to approximately $28.9 million for the same period in 2024.

Alfred C. Liggins, III, Urban One’s CEO and President stated, "Second quarter results were impacted by weaker than expected performance in our Reach Media and Digital segments. Some of this is due to the timing of our annual Tom Joyner Fantastic Voyage, which generated $9.6 million of revenue in the second quarter of 2024 and will take place in fourth quarter this year. Additionally, client attrition and lower CPM’s at Reach Media meant the segment was loss-making for the quarter. Our Digital business experienced a combination of lower advertising demand and reduced streaming CPM’s compared to the second quarter of 2024. Core radio advertising finished down 11.8% excluding digital, as we continue to experience double-digit declines in national radio advertising demand. Core radio pacings for the third quarter are currently (8.3)% or (5.6)% excluding political, with local pacing flat year-over-year, so we are seeing some sequential improvement in radio. Cable TV advertising was down 4.2% and affiliate revenue was down 11.7% driven by continuing subscriber churn. Based on the broad economic headwinds being experienced, we are reducing our full year guidance to $60.0 million in Adjusted EBITDA2. In a challenging marketplace, our focus remains on controlling costs, managing leverage and retaining our strong liquidity position. During the second quarter of 2025, we repurchased $64.0 million of our 2028 Notes at an average price of approximately 51.8% of par, reducing our outstanding debt balance to $492.3 million."

PAGE 2-- URBAN ONE, INC. REPORTS SECOND QUARTER 2025 RESULTS

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(unaudited)		(unaudited)
CONSOLIDATED STATEMENTS OF OPERATIONS	(in thousands, except share data)		(in thousands, except share data)
NET REVENUE	$91,631	$117,744	$183,866	$222,154
OPERATING EXPENSES
Programming and technical, excluding stock-based compensation	28,647	33,256	59,245	65,915
Selling, general and administrative, excluding stock-based compensation(a)	49,493	60,079	99,598	115,708
Stock-based compensation	574	1,079	1,250	2,463
Depreciation and amortization	3,523	2,993	5,838	4,843
Impairment of goodwill and intangible assets	130,078	80,758	136,521	80,758
Total operating expenses	212,315	178,165	302,452	269,687
Operating loss	(120,684)	(60,421)	(118,586)	(47,533)
INTEREST AND INVESTMENT INCOME	616	1,777	1,582	3,775
INTEREST EXPENSE	(9,704)	(12,404)	(20,628)	(25,402)
GAIN ON RETIREMENT OF DEBT	30,297	7,425	41,884	15,299
OTHER INCOME, NET	124	14	316	900
Loss from consolidated operations before benefit from income taxes	(99,351)	(63,609)	(95,432)	(52,961)
BENEFIT FROM INCOME TAXES	21,382	18,512	5,724	16,010
NET LOSS FROM CONSOLIDATED OPERATIONS	(77,969)	(45,097)	(89,708)	(36,951)
LOSS FROM UNCONSOLIDATED JOINT VENTURE	—	—	—	(411)
NET LOSS	(77,969)	(45,097)	(89,708)	(37,362)
NET (LOSS) INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	(67)	334	(64)	576
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(77,902)	$(45,431)	(89,644)	(37,938)

Weighted-average shares outstanding - basic[3]	44,738,306	48,483,639	44,768,280	48,434,513
Weighted-average shares outstanding - diluted[4]	44,738,306	48,483,639	44,768,280	48,434,513
(a) Corporate selling, general and administrative expenses have been collapsed with Selling, general and administrative expenses in the consolidated statements of operations.

PAGE 3 -- URBAN ONE, INC. REPORTS SECOND QUARTER 2025 RESULTS
Effective January 1, 2025, the Company modified the composition of two of our reportable segments to reflect changes in how they operate their business. The Company transferred the CTV offering within our Digital segment to our Cable Television segment. This change aligns the CTV offering with the results of operations within our Cable Television segment. Prior period Cable Television and Digital segment information has been reclassified to conform to the current period presentation. In addition, prior period segment information has been recast between the Sales and marketing and the General and administrative to conform the presentation of significant segment expenses used to evaluate performance by the Chief Operating Decision Maker ("CODM").
Detailed segment data for the three and six months ended June 30, 2025 and 2024 is presented in the following tables:

	Three Months Ended June 30, 2025
	(in thousands)
	Consolidated	Radio Broadcasting	Reach Media	Digital	Cable Television	Corporate/ Eliminations/ Other
NET REVENUE	$91,631	$36,693	$5,315	$10,254	$40,070	$(701)
OPERATING EXPENSES:
Programming and technical	28,647	9,993	3,178	3,267	12,372	(163)
Sales and marketing	28,310	13,389	3,053	6,572	5,831	(535)
General and administrative	21,183	6,373	735	561	3,811	9,703
Other segment income (expenses)	469	—	—	—	—	469
Adjusted EBITDA[2]	$13,960	$6,938	$(1,651)	$(146)	$18,056	$(9,237)

	Three Months Ended June 30, 2024
	(in thousands)
	Consolidated	Radio Broadcasting	Reach Media	Digital (a)	Cable Television (a)	Corporate/ Eliminations/ Other
NET REVENUE	$117,744	$41,999	$18,929	$14,072	$43,312	$(568)
OPERATING EXPENSES:
Programming and technical	33,256	11,436	3,641	3,520	14,913	(254)
Sales and marketing (b)	39,601	13,161	11,046	7,491	8,308	(405)
General and administrative (b)	20,479	7,661	793	347	4,158	7,520
Other segment income (expenses)	4,514	(246)	8	—	89	4,663
Adjusted EBITDA[2]	$28,922	$9,495	$3,457	$2,714	$16,022	$(2,766)

PAGE 4 -- URBAN ONE, INC. REPORTS SECOND QUARTER 2025 RESULTS

	Six Months Ended June 30, 2025
	(in thousands)
	Consolidated	Radio Broadcasting	Reach Media	Digital	Cable Television	Corporate/ Eliminations/ Other
NET REVENUE	$183,866	$69,303	$11,168	$20,466	$84,263	$(1,334)
OPERATING EXPENSES:
Programming and technical	59,245	21,286	6,546	6,454	25,281	(322)
Sales and marketing	57,386	24,935	5,178	13,359	14,927	(1,013)
General and administrative	42,212	13,423	1,761	745	7,406	18,877
Other segment income (expenses)	1,794	127	115	4	(1)	1,549
Adjusted EBITDA[2]	$26,817	$9,786	$(2,202)	$(88)	$36,648	$(17,327)

	Six Months Ended June 30, 2024
	(in thousands)
	Consolidated	Radio Broadcasting	Reach Media	Digital (a)	Cable Television (a)	Corporate/ Eliminations/ Other
NET REVENUE	$222,154	$78,350	$27,401	$26,260	$91,317	$(1,174)
OPERATING EXPENSES:
Programming and technical	65,915	22,765	7,125	7,023	29,513	(511)
Sales and marketing (b)	68,480	24,555	13,225	13,195	18,447	(942)
General and administrative (b)	47,228	15,727	1,763	981	8,123	20,634
Other segment income (expenses)	10,648	(174)	(1)	—	89	10,734
Adjusted EBITDA[2]	$51,179	$15,129	$5,287	$5,061	$35,323	$(9,621)
(a) Effective January 1, 2025, segment information for the prior periods has been recast to include reclassification of a portion of revenues from our CTV offering from the Digital segment to the Cable Television segment.
(b) Effective January 1, 2025, prior period segment information has been recast between Sales and marketing and General and administrative to conform the presentation of significant expenses used to evaluate performance by the CODM.

PAGE 5 -- URBAN ONE, INC. REPORTS SECOND QUARTER 2025 RESULTS

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
PER SHARE DATA - basic and diluted:	(in thousands, except per share data)		(in thousands, except per share data)
Net loss attributable to common stockholders (basic)	(1.74)	(0.94)	(2.00)	(0.78)
Net loss attributable to common stockholders (diluted)	(1.74)	(0.94)	(2.00)	(0.78)

Broadcast and digital operating income	$25,664	$34,196	$48,680	$66,210

Broadcast and digital operating income reconciliation:
Net loss attributable to common stockholders	$(77,902)	$(45,431)	$(89,644)	$(37,938)
Add back/(deduct) certain non-broadcast and digital operating income items included in net loss:
Interest and investment income	(616)	(1,777)	(1,582)	(3,775)
Interest expense	9,704	12,404	20,628	25,402
Benefit from income taxes	(21,382)	(18,512)	(5,724)	(16,010)
Corporate selling, general and administrative expenses, excluding stock-based compensation	12,173	9,787	23,657	25,679
Stock-based compensation	574	1,079	1,250	2,463
Gain on retirement of debt	(30,297)	(7,425)	(41,884)	(15,299)
Other income, net	(124)	(14)	(316)	(900)
Loss from unconsolidated joint venture	—	—	—	411
Depreciation and amortization	3,523	2,993	5,838	4,843
Net (loss) income attributable to non-controlling interests	(67)	334	(64)	576
Impairment of goodwill and intangible assets	130,078	80,758	136,521	80,758
Broadcast and digital operating income	$25,664	$34,196	$48,680	$66,210

Adjusted EBITDA[2]	$13,960	$28,922	$26,817	$51,179

Adjusted EBITDA[2] reconciliation:
Net loss attributable to common stockholders	$(77,902)	$(45,431)	$(89,644)	$(37,938)
Interest and investment income	(616)	(1,777)	(1,582)	(3,775)
Interest expense	9,704	12,404	20,628	25,402
Benefit from income taxes	(21,382)	(18,512)	(5,724)	(16,010)
Depreciation and amortization	3,523	2,993	5,838	4,843
EBITDA	$(86,673)	$(50,323)	$(70,484)	$(27,478)
Stock-based compensation	574	1,079	1,250	2,463
Gain on retirement of debt	(30,297)	(7,425)	(41,884)	(15,299)
Other income, net	(124)	(14)	(316)	(900)
Loss from unconsolidated joint venture	—	—	—	411
Net (loss) income attributable to non-controlling interests	(67)	334	(64)	576
Corporate costs(a)	362	3,488	1,109	8,847
Severance-related costs	—	516	219	580
Impairment of goodwill and intangible assets	130,078	80,758	136,521	80,758
Loss from ceased non-core businesses initiatives(b)	107	509	466	1,221
Adjusted EBITDA[2]	$13,960	$28,922	$26,817	$51,179
(a)Corporate costs include professional fees related to the material weakness remediation efforts.

(b)In 2024, we made an immaterial change to the definition of Adjusted EBITDA2 by adding back the loss from ceased non-core operations. All historical periods were recast to reflect this immaterial change.

PAGE 6 -- URBAN ONE, INC. REPORTS SECOND QUARTER 2025 RESULTS

	June 30, 2025	December 31, 2024
	(in thousands)
SELECTED CONSOLIDATED BALANCE SHEET DATA:	(Unaudited)
Cash and cash equivalents and restricted cash	$86,217	$137,574
Intangible assets, net(a)	345,524	490,024
Total assets	729,227	944,790
Total debt (including current portion, net of issuance costs)	488,396	579,069
Total liabilities	644,468	765,857
Total stockholders' equity	82,182	170,945
Redeemable non-controlling interests	2,577	7,988
(a) Intangible assets, net include Goodwill, Radio Broadcasting Licenses, net, Other Intangible Assets, net, and Launch Assets.

	June 30, 2025	Applicable Interest Rate
SELECTED LEVERAGE DATA:	(in thousands)
7.375% senior secured notes due February 2028, net of issuance costs of approximately $3.9 million (fixed rate)	$488,396	7.375%
Cautionary Note Regarding Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent management's current expectations and are based upon information available to Urban One at the time of this release. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, some of which are beyond Urban One's control, which may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially are described in Urban One’s reports on Forms 10-K, 10-Q, 8-K and other filings with the Securities and Exchange Commission (the “SEC”). Urban One does not undertake any duty to update any forward-looking statements.

PAGE 7 -- URBAN ONE, INC. REPORTS SECOND QUARTER 2025 RESULTS
For the three months ended June 30, 2025, we recognized approximately $91.6 million in net revenue compared to approximately $117.7 million during the three months ended June 30, 2024. These amounts are net of agency commissions. We recognized approximately $36.7 million of revenue from our Radio Broadcasting segment during the three months ended June 30, 2025, compared to approximately $42.0 million for the three months ended June 30, 2024, a decrease of approximately $5.3 million, primarily driven by weaker overall market demand from the national advertisers and lower event revenues. We recognized approximately $5.3 million of revenue from our Reach Media segment during the three months ended June 30, 2025, compared to approximately $18.9 million for the three months ended June 30, 2024, a decrease of approximately $13.6 million. The decrease was primarily driven by the decrease in overall demand and the timing of the Fantastic Voyage cruise sailing that took place in May 2024. The 2025 Fantastic Voyage cruise is scheduled to take place in October 2025. We recognized approximately $10.3 million of revenue from our Digital segment during the three months ended June 30, 2025, compared to approximately $14.1 million during the three months ended June 30, 2024, a decrease of approximately $3.8 million. The decrease was primarily driven by the decrease in national digital sales and direct revenue streams. We recognized approximately $40.1 million of revenue from our Cable Television segment during the three months ended June 30, 2025, compared to approximately $43.3 million during the three months ended June 30, 2024, a decrease of approximately $3.2 million. The decrease was primarily driven by the churn of subscribers.
The following charts indicate the sources of our net revenues for the three months and year ended June 30, 2025:

	Three Months Ended June 30,
	2025	2024	$ Change	% Change

Net revenue:	(in thousands)
Radio advertising	$38,627	$45,421	$(6,794)	(15.0)%
Political advertising	254	2,152	(1,898)	(88.2)%
Digital advertising(a)	10,241	13,714	(3,473)	(25.3)%
Cable Television advertising(a)	22,977	23,985	(1,008)	(4.2)%
Cable Television affiliate fees	17,061	19,315	(2,254)	(11.7)%
Event revenues & other	2,471	13,157	(10,686)	(81.2)%
Net revenue	$91,631	$117,744	$(26,113)	(22.2)%

	Six Months Ended June 30,
	2025	2024	$ Change	% Change

Net revenue:	(in thousands)
Radio advertising	$74,844	$86,761	$(11,917)	(13.7)%
Political advertising	404	3,388	(2,984)	(88.1)%
Digital advertising(a)	20,452	25,881	(5,429)	(21.0)%
Cable Television advertising(a)	48,402	51,129	(2,727)	(5.3)%
Cable Television affiliate fees	35,778	40,103	(4,325)	(10.8)%
Event revenues & other	3,986	14,892	(10,906)	(73.2)%
Net revenue (as reported)	$183,866	$222,154	$(38,288)	(17.2)%
(a) Effective January 1, 2025, segment information for the prior periods has been recast to include reclassification of a portion of revenues from our CTV offering from the Digital segment to the Cable Television segment.

PAGE 8 -- URBAN ONE, INC. REPORTS SECOND QUARTER 2025 RESULTS
Operating expenses, excluding depreciation and amortization, stock-based compensation, and impairment of goodwill and intangible assets, were approximately $78.1 million for the three months ended June 30, 2025, compared to approximately $93.3 million for the comparable period in 2024. The overall decrease in operating expenses was primarily due to lower expenses across most segments and lower third-party professional fees.
Impairment of goodwill and intangible assets was approximately $130.1 million during the three months ended June 30, 2025, compared to $80.8 million for the three months ended June 30, 2024. The impairment loss of $130.1 million during the three months ended June 30, 2025 was driven by approximately $121.3 million of impairment of radio broadcasting licenses within the Radio Broadcasting segment, impairment loss of $4.9 million within the Digital reporting unit, and impairment loss of $3.9 million in the Radio Broadcasting reporting units. The primary factors leading to the impairment was a continued decline of projected gross market revenues and a decline in operating profit margin. Due to industry and macro-economic conditions along with ongoing declines in national and local radio listenership, the Company reassessed the useful life of our Radio Broadcasting licenses. On June 1, 2025, the Company prospectively changed the useful life of these broadcasting licenses from indefinite-lived to finite-lived intangible assets and recorded amortization expense of $1.3 million for the three months ended June 30, 2025.
Depreciation and amortization expense was approximately $3.5 million for the three months ended June 30, 2025, compared to approximately $3.0 million for the three months ended June 30, 2024, an increase of approximately $0.5 million due to the TV One Trade Name amortization and radio broadcasting license amortization as a result of the Company's change from indefinite-lived to a finite-lived intangible asset, offset by additional depreciation on leasehold improvements during the three months ended June 30, 2024.
Interest and investment income was approximately $0.6 million for the three months ended June 30, 2025, compared to approximately $1.8 million for the three months ended June 30, 2024. The decrease was driven by lower cash and cash equivalents balances during the three months ended June 30, 2025, than in the corresponding period in 2024.
Interest expense was approximately $9.7 million for the three months ended June 30, 2025, compared to approximately $12.4 million for the three months ended June 30, 2024, a decrease of approximately $2.7 million. During the three months ended June 30, 2025, the Company repurchased approximately $64.0 million of its 2028 Notes at a weighted average price of approximately 51.8% of par, resulting in a net gain on retirement of debt of approximately $30.3 million.

For the three months ended June 30, 2025, we recorded a benefit from income taxes of approximately $21.4 million on the pre-tax loss of approximately $99.4 million resulting with an annual effective tax rate of 21.5%. This rate includes $6.4 million of discrete tax expense related to the change of accounting estimate for radio broadcasting licenses that impacted our valuation allowance. For the three months ended June 30, 2024, we recorded a benefit from income taxes of approximately $18.5 million on pre-tax loss of approximately $63.6 million resulting with an annual effective tax rate of 29.1%. This rate includes $0.1 million of discrete tax benefits primarily related to deferred rate changes.
Other pertinent financial information includes capital expenditures of approximately $1.2 million and $2.2 million for the three months ended June 30, 2025 and 2024, respectively.
During the three months ended June 30, 2025, the Company repurchased 226,041 shares of Class A Common Stock of approximately $0.4 million at an average price of $1.63 per share. During the three months ended June 30, 2025, the Company repurchased 200,549 shares of Class D Common Stock in the amount of approximately $0.1 million at an average price of $0.59 per share. During the three months ended June 30, 2024, the Company repurchased 449,277 shares of Class A Common Stock in the amount of approximately $0.9 million at an average price of $2.06 per share and repurchased 113,283 shares of Class D Common Stock in the amount of approximately $0.2 million at an average price of $1.57 per share.
Supplemental Financial Information:
For comparative purposes, the following more detailed statements of operations for the three months June 30, 2025 are included.

PAGE 9 -- URBAN ONE, INC. REPORTS SECOND QUARTER 2025 RESULTS

	Three Months Ended June 30, 2025
	(in thousands)
	Consolidated	Radio Broadcasting	Reach Media	Digital	Cable Television	All Other - Corporate/ Eliminations
NET REVENUE	$91,631	$36,693	$5,315	$10,254	$40,070	$(701)
OPERATING EXPENSES:
Programming and technical	28,647	9,993	3,178	3,267	12,372	(163)
Selling, general and administrative (a)	49,493	19,762	3,788	7,133	9,642	9,168
Stock-based compensation	574	133	23	73	201	144
Depreciation and amortization	3,523	2,278	33	393	675	144
Impairment of goodwill and intangible assets	130,078	125,187	—	4,891	—	—
Total operating expenses	212,315	157,353	7,022	15,757	22,890	9,293
Operating (loss) income	(120,684)	(120,660)	(1,707)	(5,503)	17,180	(9,994)
INTEREST AND INVESTMENT INCOME	616	—	—	—	—	616
INTEREST EXPENSE	(9,704)	(2)	(145)	—	—	(9,557)
GAIN ON RETIREMENT OF DEBT	30,297	—	—	—	—	30,297
OTHER INCOME, NET	124	108	—	—	—	16
(Loss) income from consolidated operations before benefit from (provision for) income taxes	(99,351)	(120,554)	(1,852)	(5,503)	17,180	11,378
BENEFIT FROM (PROVISION FOR) INCOME TAXES	21,382	28,579	13	1,792	(3,693)	(5,309)
NET (LOSS) INCOME	(77,969)	(91,975)	(1,839)	(3,711)	13,487	6,069
NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	(67)	—	(67)	—	—	—
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(77,902)	$(91,975)	$(1,772)	$(3,711)	$13,487	$6,069
Adjusted EBITDA[2]	$13,960	$6,938	$(1,651)	$(146)	$18,056	$(9,237)
(a) Corporate selling, general and administrative expenses have been collapsed with Selling, general and administrative expenses in the consolidated statements of operations.

PAGE 10 -- URBAN ONE, INC. REPORTS SECOND QUARTER 2025 RESULTS

	Three Months Ended June 30, 2024
	(in thousands)
	Consolidated	Radio Broadcasting	Reach Media	Digital (a)	Cable Television (a)	All Other - Corporate/ Eliminations
NET REVENUE	$117,744	$41,999	$18,929	$14,072	$43,312	$(568)
OPERATING EXPENSES:
Programming and technical	33,256	11,436	3,641	3,520	14,913	(254)
Selling, general and administrative (b, c)	60,079	20,822	11,839	7,838	12,466	7,114
Stock-based compensation	1,079	115	21	41	228	674
Depreciation and amortization	2,993	2,079	40	397	176	301
Impairment of goodwill and intangible assets	80,758	80,758	—	—	—	—
Total operating expenses	178,165	115,210	15,541	11,796	27,783	7,835
Operating (loss) income	(60,421)	(73,211)	3,388	2,276	15,529	(8,403)
INTEREST AND INVESTMENT INCOME	1,777	—	—	—	—	1,777
INTEREST EXPENSE	(12,404)	(58)	—	—	—	(12,346)
GAIN ON RETIREMENT OF DEBT	7,425	—	—	—	—	7,425
OTHER INCOME, NET	14	1	—	—	—	13
(Loss) income from consolidated operations before benefit from (provision for) income taxes	(63,609)	(73,268)	3,388	2,276	15,529	(11,534)
BENEFIT FROM (PROVISION FOR) INCOME TAXES	18,512	18,057	(624)	652	(2,766)	3,193
NET (LOSS) INCOME	(45,097)	(55,211)	2,764	2,928	12,763	(8,341)
NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	334	—	—	—	—	334
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(45,431)	$(55,211)	$2,764	$2,928	$12,763	$(8,675)
Adjusted EBITDA[2]	$28,922	$9,495	$3,457	$2,714	$16,022	$(2,766)
(a) Effective January 1, 2025, segment information for the prior periods has been recast to include reclassification of a portion of revenues from our CTV offering from Digital to Cable Television.
(b) Corporate selling, general and administrative expenses have been collapsed with Selling, general and administrative expenses in the consolidated statements of operations.
(c) Effective January 1, 2025, prior period segment information has been realigned between the Sales and marketing and the General and administrative significant segment expenses in this Quarterly Report on Form 10-Q. This provides the CODM with a more appropriate alignment of significant segment expenses used to evaluate segment performance.

PAGE 11 -- URBAN ONE, INC. REPORTS SECOND QUARTER 2025 RESULTS

	Six Months Ended June 30, 2025
	(in thousands)
	Consolidated	Radio Broadcasting	Reach Media	Digital	Cable Television	All Other - Corporate/ Eliminations
NET REVENUE	$183,866	$69,303	$11,168	$20,466	$84,263	$(1,334)
OPERATING EXPENSES:
Programming and technical	59,245	21,286	6,546	6,454	25,281	(322)
Selling, general and administrative (a)	99,598	38,358	6,939	14,104	22,333	17,864
Stock-based compensation	1,250	241	46	158	489	316
Depreciation and amortization	5,838	3,274	67	779	1,390	328
Impairment of goodwill and intangible assets	136,521	131,630	—	4,891	—	—
Total operating expenses	302,452	194,789	13,598	26,386	49,493	18,186
Operating (loss) income	(118,586)	(125,486)	(2,430)	(5,920)	34,770	(19,520)
INTEREST AND INVESTMENT INCOME	1,582	—	—	—	—	1,582
INTEREST EXPENSE	(20,628)	(4)	(145)	—	—	(20,479)
GAIN ON RETIREMENT OF DEBT	41,884	—	—	—	—	41,884
OTHER INCOME, NET	316	108	—	—	—	208
(Loss) income from consolidated operations before benefit from (provision for) income taxes	(95,432)	(125,382)	(2,575)	(5,920)	34,770	3,675
BENEFIT FROM (PROVISION FOR) INCOME TAXES	5,724	29,669	(2)	2,184	(7,574)	(18,553)
NET (LOSS) INCOME FROM CONSOLIDATED OPERATIONS	(89,708)	(95,713)	(2,577)	(3,736)	27,196	(14,878)
NET (LOSS) INCOME	(89,708)	(95,713)	(2,577)	(3,736)	27,196	(14,878)
NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	(64)	—	(64)	—	—	—
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(89,644)	$(95,713)	$(2,513)	$(3,736)	$27,196	$(14,878)
Adjusted EBITDA[2]	$26,817	$9,786	$(2,202)	$(88)	$36,648	$(17,327)

PAGE 12 -- URBAN ONE, INC. REPORTS SECOND QUARTER 2025 RESULTS

	Six Months Ended June 30, 2024
	(in thousands)
	Consolidated	Radio Broadcasting	Reach Media	Digital (a)	Cable Television (a)	All Other - Corporate/ Eliminations
NET REVENUE	$222,154	$78,350	$27,401	$26,260	$91,317	$(1,174)
OPERATING EXPENSES:
Programming and technical	65,915	22,765	7,125	7,023	29,513	(511)
Selling, general and administrative (b, c)	115,708	40,282	14,988	14,176	26,570	19,692
Stock-based compensation	2,463	237	50	83	787	1,306
Depreciation and amortization	4,843	2,962	82	814	301	684
Impairment of goodwill and intangible assets	80,758	80,758	—	—	—	—
Total operating expenses	269,687	147,004	22,245	22,096	57,171	21,171
Operating (loss) income	(47,533)	(68,654)	5,156	4,164	34,146	(22,345)
INTEREST AND INVESTMENT INCOME	3,775	—	—	—	—	3,775
INTEREST EXPENSE	(25,402)	(117)	—	—	—	(25,285)
GAIN ON RETIREMENT OF DEBT	15,299	—	—	—	—	15,299
OTHER INCOME, NET	900	1	—	—	—	899
(Loss) income from consolidated operations before benefit from (provision for) income taxes	(52,961)	(68,770)	5,156	4,164	34,146	(27,657)
BENEFIT FROM (PROVISION FOR) INCOME TAXES	16,010	20,079	(1,172)	1,222	(6,864)	2,745
NET (LOSS) INCOME FROM CONSOLIDATED OPERATIONS	(36,951)	(48,691)	3,984	5,386	27,282	(24,912)
LOSS FROM UNCONSOLIDATED JOINT VENTURE, net of tax	(411)	—	—	—	—	(411)
NET (LOSS) INCOME	(37,362)	(48,691)	3,984	5,386	27,282	(25,323)
NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	576	—	—	—	—	576
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(37,938)	$(48,691)	$3,984	$5,386	$27,282	$(25,899)
Adjusted EBITDA[2]	$51,179	$15,129	$5,287	$5,061	$35,323	$(9,621)
(a) Effective January 1, 2025, segment information for the prior periods has been recast to include reclassification of a portion of revenues from our CTV offering from Digital to Cable Television.
(b) Corporate selling, general and administrative expenses have been collapsed with Selling, general and administrative expenses in the consolidated statements of operations.
(c) Effective January 1, 2025, prior period segment information has been realigned between the Sales and marketing and the General and administrative significant segment expenses in this Quarterly Report on Form 10-Q. This provides the CODM with a more appropriate alignment of significant segment expenses used to evaluate segment performance.

PAGE 13 -- URBAN ONE, INC. REPORTS SECOND QUARTER 2025 RESULTS
Urban One, Inc. will hold a conference call to discuss its results for the second fiscal quarter of 2025. The conference call is scheduled for Wednesday August 13, 2025 at 10:00 a.m. EDT. To participate on this call, U.S. callers may dial toll-free (+1) 888-596-4144; international callers may dial direct (+1) 646-968-2525. The Access Code is 3660282.
A replay of the conference call will be available from 2:00 p.m. EDT August 13, 2025 until 11:59 p.m. EDT August 20, 2025. Callers may access the replay by calling (+1) 800-770-2030; international callers may dial direct (+1) 609-800-9909. The replay Access Code is 3660282.
Access to live audio and a replay of the conference call will also be available on Urban One's corporate website at www.urban1.com. The replay will be made available on the website for seven days after the call.
Urban One Inc. (urban1.com), together with its subsidiaries, is the largest diversified media company that primarily targets Black Americans and urban consumers in the United States. The Company owns TV One, LLC (tvone.tv), a television network serving more than 35 million households, offering a broad range of original programming, classic series and movies designed to entertain, inform, and inspire a diverse audience of adult Black viewers. As of June 30, 2025, the Company owned and/or operated 74 independently formatted, revenue producing broadcast stations (including 57 FM or AM stations, 15 HD stations, and the 2 low power television stations the Company operates), located in 13 of the most populous African-American markets in the United States. Through its controlling interest in Reach Media, Inc. (blackamericaweb.com), the Company also operates syndicated programming including the Rickey Smiley Morning Show, and the DL Hughley Show. In addition to its radio and television broadcast assets, Urban One owns iOne Digital (ionedigital.com), our wholly owned digital platform serving the African American community through social content, news, information, and entertainment websites, including its Cassius, Bossip, HipHopWired and MadameNoire digital platforms and brands. Through our national multi-media operations, we provide advertisers with a unique and powerful delivery mechanism to the African American and urban audiences.
Notes:
1“Broadcast and digital operating income”: The radio broadcasting industry commonly refers to “station operating income” which consists of net (loss) income before depreciation and amortization, income taxes, interest expense, interest and investment income, non-controlling interests in income of subsidiaries, other income, net, loss from unconsolidated joint venture, corporate selling, general and administrative expenses, stock-based compensation, impairment of intangible assets, and (gain) loss on retirement of debt. However, given the diverse nature of our business, station operating income is not truly reflective of our multi-media operation and, therefore, we use the term “broadcast and digital operating income.” Broadcast and digital operating income is not a measure of financial performance under GAAP. Nevertheless, broadcast and digital operating income is a significant measure used by our management to evaluate the operating performance of our core operating segments. Broadcast and digital operating income provides helpful information about our results of operations, apart from expenses associated with our fixed assets and goodwill and intangible assets, income taxes, investments, impairment charges, debt financings and retirements, corporate overhead, and stock-based compensation. Our measure of broadcast and digital operating income is similar to industry use of station operating income; however, it reflects our more diverse business and therefore is not completely analogous to “station operating income” or other similarly titled measures as used by other companies. Broadcast and digital operating income does not represent operating income or loss, or cash flow from operating activities, as those terms are defined under GAAP, and should not be considered as an alternative to those measurements as an indicator of our performance.
2“Adjusted EBITDA": Adjusted EBITDA consists of net (loss) income plus (1) depreciation and amortization, income taxes, interest expense, net income attributable to non-controlling interests, impairment of intangible assets, stock-based compensation, (gain) loss on retirement of debt, employment agreement award and other compensation, corporate development costs, severance-related costs, investment income, loss from unconsolidated joint venture, loss from ceased non-core business initiatives less (2) other income, net and interest and investment income. Net (loss) income before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” Adjusted EBITDA and EBITDA are not measures of financial performance under GAAP. We believe Adjusted EBITDA is often a useful measure of a company’s operating performance and is a significant measure used by our management to evaluate the operating performance of our business. Accordingly, based on the previous description of Adjusted EBITDA, we believe that it provides useful information about the operating performance of our business, apart from the expenses associated with our fixed assets and goodwill and intangible assets or capital structure. Adjusted EBITDA is frequently used as one of the measures for comparing businesses in the broadcasting industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including, but not limited to the fact that our definition includes the results of all four of our operating segments (Radio Broadcasting, Reach Media, Digital, and Cable Television). Business activities unrelated to these four segments are included in an “all other” category which the Company refers to as “All other - corporate/eliminations”. Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under GAAP, and should not be considered as alternatives to those measurements as an indicator of our performance.
3For the three months ended June 30, 2025 and 2024, Urban One had 44,738,306 and 48,483,639 shares of common stock outstanding on a weighted average basis (basic), respectively. For the six months ended June 30, 2025 and 2024, Urban One had 44,768,280 and 48,434,513 shares of common stock outstanding on a weighted average basis (basic), respectively.
4For the three months ended June 30, 2025 and 2024, Urban One had 44,738,306 and 48,483,639 shares of common stock outstanding on a weighted average basis (fully diluted for outstanding stock awards), respectively. For the six months ended June 30, 2025 and 2024, Urban One had 44,768,280 and 48,434,513 shares of common stock outstanding on a weighted average basis (fully diluted for outstanding stock awards), respectively.